UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 2, 2005

GREATER BAY BANCORP

(Exact name of registrant as specified in its charter)

California	0-25034	77-0387041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 University Avenue, 6th Floor, East Palo Alto, California	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 813-8200

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Employment Agreement

On December 2, 2005, Greater Bay Bancorp (the “Company”) and ABD Insurance and Financial Services, the Company’s wholly owned subsidiary (“ABD”), entered into an Employment Agreement (the “Agreement”) with Frederick J. de Grosz, currently a director of the Company and the President and Chief Executive Officer of ABD. The Agreement provides for his continued employment with ABD as Co-Chairman of the ABD Board commencing on January 1, 2006 at which time Dan R. Francis, currently ABD’s Chief Operating Officer, will become President and Chief Executive Officer of ABD. At the end of the Agreement’s three year term, Mr. de Grosz will become a consultant for a two year period under a consulting agreement (the “Consulting Agreement”) attached as an exhibit to the Agreement and as more fully described below.

The Agreement provides for, among other things (a) a base salary of $450,000 per year; (b) the grant of a restricted stock award of 18,000 shares of the Company’s common stock under the Company’s Amended and Restated 1996 Stock Option Plan (the “Option Plan”) and a stock option to purchase 35,000 shares of the Company’s common stock under the Option Plan, subject to approval by the Company’s Compensation Committee in January 2006 with future option grants or restricted stock grants in the sole discretion of the Board of Directors; (c) bonus compensation in the form of restricted stock under the Option Plan, at the discretion of the Company’s Chief Executive Officer, from 0% to 120% of Mr. de Grosz’ base salary, with a target of 60% of Mr. de Grosz’ base salary and subject to the attainment of certain performance objectives; (d) a long-term incentive award in an amount equal to 5% of the total funded value of ABD’s excess earnings retention plan (“Plan”), if the Plan is funded and participants in the Plan receive Plan distributions; (e) eligibility to participate in group benefit plans and programs of ABD; (f) reimbursement for reasonable, ordinary and necessary business expenses incurred by Mr. de Grosz in connection with his employment, including travel costs and (g) six weeks of paid vacation annually.

If ABD terminates Mr. de Grosz’s employment for cause, Mr. de Grosz will be paid only his base salary earned through the date of termination, as well as pay for any vacation accrued but not used as of that date. In addition, if ABD or the Company terminates the Agreement for cause, neither ABD nor the Company will have any obligation to enter into the Consulting Agreement or make any payments to Mr. de Grosz under the Consulting Agreement.

If ABD or the Company terminates the Agreement without cause (other than in connection with a change in control), then Mr. de Grosz will be entitled to (i) his base salary earned through the termination date plus any accrued but unused vacation pay; (ii) his base salary from the date of termination through February 28, 2009; and (iii) an additional $240,000, representing the value of the consulting services Mr. de Grosz would have received under the Consulting Agreement. The payments will be made in a lump sum on the first day of the seventh calendar month following the date of termination. In addition, if ABD or the Company terminates the Agreement without cause, neither ABD nor the Company will have any obligation to enter into the Consulting Agreement or make any payments to Mr. de Grosz under the Consulting Agreement.

In the event ABD or the Company terminates the Agreement or Mr. de Grosz’s employment in connection with a change of control (as defined in the Company’s Change in Control Pay Plan II), Mr. de Grosz would be entitled to receive benefits under the Company’s Change in Control Pay Plan II, plus an additional $240,000, representing the value of the consulting services Mr. de Grosz would have received under the Consulting Agreement. In addition, in the event of such a termination in connection with a change of control, neither ABD nor the Company will have any obligation to enter into the Consulting Agreement or make any payments to Mr. de Grosz under the Consulting Agreement.

In the event of death or permanent disability (as defined in the Agreement), Mr. de Grosz or his estate will receive (i) an amount equal to the unpaid base salary which would have been paid to Mr. de Grosz through February 28, 2009 and (ii) $240,000 representing the value of the consulting services Mr. de Grosz would have received under the Consulting Agreement. In addition, if ABD or the Company terminates the Agreement as a result of Mr. de Grosz’ death or permanent disability, neither ABD nor the Company will have any obligation to enter into the Consulting Agreement or make any payments to Mr. de Grosz under the Consulting Agreement.

For a period of two years following termination of either the Agreement or the Consulting Agreement, Mr. de Grosz may not solicit any ABD employee to leave the employ of ABD or certain identified customers of ABD to move their business from ABD.

The Company and ABD also entered into a similar employment agreement with Bruce Basso, currently ABD’s Chairman of the Board, providing for his continued employment with ABD as Co-Chairman of the ABD Board. The Company issued a press release on December 5, 2005 concerning these management changes, a copy of which is attached hereto as Exhibit 99.1.

Consulting Agreement

The Company and ABD will enter into the Consulting Agreement with Mr. de Grosz. The Consulting Agreement provides for his continued services as a consultant to ABD, commencing on March 1, 2009 through February 28, 2011.

The Consulting Agreement provides for, among other things (a) a base compensation of $120,000 per year for approximately 20 hours per month; (b) for hours in excess of 20 hours per month, Mr. de Grosz will be compensated at the rate of $400.00 per hour; (c) participation in ABD’s employee medical, dental and vision plans to the extent eligible with Mr. de Grosz responsible for paying the full premium cost of the plans, without any contribution to the premium by ABD or the Company; (d) continued vesting of any stock options or restricted stock granted to Mr. de Grosz under the Option Plan during his tenure as an employee of ABD or his service as a consultant under the Consulting Agreement; and (e) reimbursement for reasonable business expenses incurred in connection with performing his consulting services, as approved by the Company’s Chief Executive Officer.

During the term of the Consulting Agreement, ABD or the Company may terminate the agreement with cause (as defined in the Consulting Agreement) at any time without advance notice. If ABD or the Company terminates the Consulting Agreement without cause (including in connection with a change in control), then ABD will pay Mr. de Grosz (i) the monthly compensation owed to him as of the termination date; and (ii) the monthly compensation for the period beginning with the termination date and ending with the date that is two years past the effective date of the Consulting Agreement. The payment will be made in one lump sum on the first day of the seventh calendar month following the termination.

The Consulting Agreement will terminate automatically in the event of death or permanent disability (as defined in the Agreement). In such event, Mr. de Grosz or his estate will receive (i) the monthly compensation owed to Mr. de Grosz as of the termination date; and (ii) the monthly compensation for the period beginning with the termination date and ending with the date that is two years past the effective date of the Consulting Agreement.

Item 9.01 Financial Statements and Exhibits

10.1	Employment Agreement, dated December 2, 2005, by and among Greater Bay Bancorp, ABD Insurance and Financial Services and Frederick J. de Grosz(1)

99.1	Press release issued by Greater Bay Bancorp on December 5, 2005

(1)	Represents a director compensation plan and arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREATER BAY BANCORP

Date: December 8, 2005	By:	/s/ Linda M. Iannone
Linda M. Iannone
Senior Vice President, General Counsel and Secretary

Exhibit Index

10.1	Employment Agreement, dated December 2, 2005, by and among Greater Bay Bancorp, ABD Insurance and Financial Services and Frederick J. de Grosz(1)

99.1	Press release issued by Greater Bay Bancorp on December 5, 2005

(1)	Represents executive compensation plans and arrangements.